Exhibit 99.1

GENERAL PETER PACE & SM&A JOIN FORCES

Former Joint Chiefs Chairman Brings 40-Plus Years of Military Experience to Leading
Proposal and Program Management Provider

NEWPORT BEACH, CA, Jan. 18, 2008 – Former Chairman of the Joint Chiefs of Staff General Peter Pace is joining SM&A (NASDAQ: WINS) as President and CEO of SM&A Strategic Advisors, Inc., a subsidiary of SM&A, the Company announced today.  SM&A is the world’s leading provider of business strategy and proposal development services that ensure clients’ ability to win competitive procurements, and is a leading provider of program management services.  General Pace will report to Cathy McCarthy, President and CEO of SM&A.  In addition, General Pace has been named to the SM&A Board of Directors, bringing the total number of directors on the Board to nine.

“As the highest ranking officer in the United States military until this past fall, General Pace brings to our company an unmatched global perspective.” said Ms. McCarthy.  “Strategic Advisors will be responsible for supporting SM&A’s initiatives by building thought-leadership and business intelligence capabilities for our existing and expanding markets.  We believe General Pace’s leadership, experience and perspective will be invaluable to enhancing our ability to support our clients in “win strategies” for mission critical programs.”

General Pace served for more than 40 years in the Marine Corps before retiring in October 2007 from the most senior position in the United States Armed Forces.  As Chairman of the Joint Chiefs of Staff from 2005 until 2007, he served as the principal military advisor to the President of the United States, the Secretary of Defense, the National Security Council, and the Homeland Security Council during a time of tremendous change in the nation’s strategic focus.  Prior to becoming Chairman, he served as Vice Chairman of the Joint Chiefs of Staff from October 2001 to September 2005.  General Pace holds the distinction of being the first Marine to have served in either of these positions.

“During the past few months, I’ve gotten to know Cathy McCarthy and the SM&A leadership team and I have been impressed with the value the organization brings to both its clients and our country,” said General Pace.  “As I considered my post military career options, the opportunity to make a difference, by bringing effective and efficient solutions to the military personnel in the field and by helping the government get what it pays for on time and on budget,  was the major driver in my selection process.  SM&A presents me with the best opportunity to pursue these goals.  I look forward to working with our team and our clients as we expand our strategic advisory services.”

“We welcome General Pace to SM&A.  His leadership and experience will be key elements in continuing SM&A’s growth and in helping our clients in their business strategies. I believe the step we are taking today will provide a transformational opportunity for our company,” concluded Ms. McCarthy.

During his distinguished military career General Pace commanded at every level, starting as a rifle platoon leader in Vietnam.  He served overseas in Nam Phong, Thailand; Seoul, Korea; and Tokyo, Japan.  He also served as the Deputy Commander of Marine Forces Somalia and later as Deputy Commander, Joint Task Force Somalia.  A 1967 graduate of the United States Naval Academy, General Pace holds a Master’s Degree in Business Administration from George Washington University and attended Harvard University for the Senior Executives in National and International Security programs. The General is also a graduate of the Infantry Officers’ Advanced Course at Fort Benning, Ga.; the Marine Corps Command and Staff College in Quantico, VA; and the National War College at Ft. McNair, Washington, DC.

About SM&A

SM&A is the world’s foremost management consulting firm providing leadership and mentoring solutions to PLAN for business capture, WIN competitive procurements and profitably PERFORM on the projects and programs won. Our proven processes, people and tools have delivered significant top-line and bottom-line growth across markets, products and services. From the largest aerospace and defense contractors, through the major software providers, to healthcare and financial/audit service providers, SM&A is the partner many companies turn to WHEN THEY MUST WIN.

Safe Harbor Statement

Some statements made in this news release refer to future actions, strategies, or future performance that involve a number of risks and uncertainties. Any one or number of factors could cause actual results to differ materially from expectations, and could include: shift in demand for SM&A’s Competition Management and Performance Assurance services; fluctuations in the size, timing, and duration of client engagements; delays, cancellations, or shifts in emphasis for competitive procurement activities; declines in future defense, information technology, homeland security, new systems, and research and development expenditures, and other risk factors listed in SM&A’s SEC reports, including the report on Form 10-K for the year ended December 31, 2006. Actual results may differ materially from those expressed or implied. The company expressly does not undertake any duty to update forward-looking statements.

CONTACT:

Steve DiMattia/Don Takaya

(646) 201-5445